UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 14, 2003

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices)                         (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

FORM 8-K

Item 5.    Other Events and Regulation FD Disclosure.

Stock Price Established April 2003

                On April 11, 2003, the Board of Directors of Science Applications International Corporation (“SAIC”) established the price of SAIC’s Class A Common Stock at $29.02.  Pursuant to SAIC’s Certificate of Incorporation, the price applicable to shares of Class B Common Stock is equal to twenty times the price of the Class A Common Stock.

                The price of the Class A Common Stock is established by the Board of Directors pursuant to a valuation process which includes a stock price formula and valuation input from an independent appraisal firm. The following table sets forth information concerning the formula price for the Class A Common Stock, the applicable price for the Class B Common Stock and each of the variables contained in the formula, including the market factor, in effect for the periods beginning on the dates indicated.  The Board of Directors sets the market factor at the value which causes the formula to yield the price which the Board of Directors believes reflects a fair market value.

Date	Market Factor	“E” or Adjusted Stockholders’ Equity(1)	“W1” or Shares Outstanding(2)	“P” or Adjusted Earnings(3)	“W” or Weighted Avg. Shares Outstanding(4)	Price Per Share of Class A Common Stock	Price Per Share of Class B Common Stock	Percentage Price Change(5)

April 11, 2003	1.90	$2,006,774,000	190,974,359	$349,930,000	203,232,903	$29.02	$580.40	1.5%
January 10, 2003	1.90	$2,072,146,000	195,447,055	$346,570,000	207,048,972	$28.60	$572.00	1.0%
October 11, 2002	1.90	$2,394,108,000	209,578,812	$335,148,000	213,397,043	$28.31	$566.20	(2.0%)
July 29, 2002	2.10	$2,483,864,000	215,331,807	$319,724,000	218,864,381	$28.90	$578.00	(12.5%)
July 12, 2002	2.60	$2,483,464,000	215,331,807	$319,724,000	218,864,381	$33.03	$660.60	(0.1%)

 (1)       “E” is our stockholders’ equity at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur, adjusted to reflect the value of publicly traded equity securities classified as investments in marketable securities, as well as the profit or loss impact, if any, on stockholders’ equity arising from investment activities, non-recurring gains or losses on sales of business units, subsidiary common stock, or similar transactions closed, as of the valuation date.

 (2)       “W1” is the number of outstanding common shares and common share equivalents at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur.

 (3)       “P” is our operating income for the four fiscal quarters immediately preceding the price determination, net of taxes, excluding investment activities, losses on impaired intangible assets, non-recurring gains or losses on sales of business units, subsidiary common stock and similar items, and including equity in the income or loss of unconsolidated affiliates and the minority interest in income or loss of consolidated subsidiaries.  The aggregate amount of these items on a pre-tax basis is disclosed as “segment operating income” in SAIC’s consolidated quarterly and annual financial statements filed with the Securities and Exchange Commission.

(4)          “W” is the weighted average number of outstanding common shares and common share equivalents for the four fiscal quarters immediately preceding the price determination, as used by SAIC in computing diluted earnings per share.

(5)          Value shown represents the percentage change in the price per share of Class A Common Stock from the prior valuation.

                        A copy of the quarterly update dated April 11, 2003 is attached as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

Exhibit 99.1            Quarterly Update dated April 11, 2003

Exhibit 99.2            News release dated April 14, 2003 is attached.

Item 9.    Regulation FD Disclosure.

                The following information is being furnished pursuant to Item 12, Results of Operations and Financial Condition.

                In a news release dated April 14, 2003, SAIC reported revenues and net income for the fiscal year ended January 31, 2003. The news release is attached as Exhibit 99.2.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: April 14, 2003	By	/s/	DOUGLAS E. SCOTT
Douglas E. Scott
	Its:		Senior Vice President
and General Counsel